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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Endorex Corp. on Form S-2 (File No. 333-44583) of our report dated March 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of Endorex Corp. as of December 31, 1997 and for the year then ended and for the period cumulative from inception (February 15, 1985) to December 31, 1997, which reports are included on this Annual Report on Form 10-KSB.




                                                 COOPERS & LYBRAND L.L.P.



Chicago, Illinois
March 25, 1998